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Exhibit 8(g)(2): Amended Schedule A effective May 31, 1995 to the Participation
Agreement among T. Rowe Price International Series, T. Rowe Price Equity Series,
T. Rowe Price Fixed Income Series, T. Rowe Price Investment Services, Inc. and United of Omaha Life Insurance Company.
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                                  SCHEDULE A
                                  ----------
                        Amended Effective May 31, 1995

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                                                Contracts Funded
  Name of Separate Account and Date                by Separate
  Established by Board of Directors                  Account                         Designated Portfolios
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
  United of Omaha Life Insurance                6016L-0194            T. Rowe Price International Series. Inc.
  Separate Account C (12/1/93)                                        -----------------------------------------------------
                                                                      .    T. Rowe Price International Stock Portfolio

                                                                      T. Rowe Price Equity Series, Inc.
                                                                      -----------------------------------------------------
                                                                      .    T. Rowe Price Equity Income Portfolio
                                                                      .    T. Rowe Price New America Growth Portfolio

                                                                      T. Rowe Price Fixed Income Series, Inc,
                                                                      -----------------------------------------------------
                                                                      .    T. Rowe Price Limited Term Bond Portfolio
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                                                6090L-0595            Same as Contract 6016L-0194, plus

                                                                      T. Rowe Price Equity Series, Inc.
                                                                      -----------------------------------------------------
                                                                      .    Personal Strategy Balanced Portfolio
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Signed by the Parties:

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COMPANY:                                          FUNDS:
United of Omaha Life Insurance Company
By Its Authorized:
By:    /s/ Kenneth Reitz                          T. Rowe Price International Series, Inc.
       --------------------------------           T. Rowe Price Equity Series, Inc.
          Kenneth Reitz                           T. Rowe Price Fixed Income Series, Inc.
Title: 2/nd/ Vice President and Counsel           By Their Authorized Officer
Date:  5/23/95

                                                  By:    /s/
                                                         ---------------------------------
                                                  Title: Vice President
                                                  Date:  May 24, 1995
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